    As filed with the Securities and Exchange Commission on December 17, 2001
                    Post-effective Amendment No. 1 to Registration No. 333-53163
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ___________________

                        Post Effective Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ___________________

                               ARAMARK CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                        23-3086414
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                       Identification Number)

                                  ARAMARK Tower
                               1101 Market Street
                           Philadelphia, Pennsylvania
                                 (215) 238-3000
    (Address, including zip code, of Registrant's principal executive office)

                               ___________________

                          Combined Stock Ownership Plan
                                  for Employees
                            (Full title of the Plan)

                               ___________________

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                               ___________________

                                   Copies to:

         Vincent Pagano, Esq.                         Bart J. Colli, Esq.
       Arthur D. Robinson, Esq.                       ARAMARK Corporation
     Simpson Thatcher & Bartlett                         ARAMARK Tower
         425 Lexington Avenue                         1101 Market Street
       New York, New York 10017                Philadelphia, Pennsylvania 19107
            (212) 455-2000                              (215) 238-3000

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Post Effective Amendment also covers an indeterminate amount of interests to be offered or sold pursuant to the Combined Stock Ownership Plan for Employees.

                                     PART I

         ARAMARK Corporation (the "Company or the "Registrant") is the renamed successor company of a merger of ARAMARK Corporation ("Old ARAMARK") with and into the Registrant. Pursuant to Rule 414(d) under the Securities Act of 1933, as amended, the Registrant hereby expressly adopts as its own, for all purposes of the Securities Act of 1933, as amended, (the "Act") and the Securities Exchange Act of 1934, as amended, (the "Exchange Act") Registration Statement No. 333-53163 previously filed by Old ARAMARK.

         All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by ARAMARK Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     1. Our Annual Report on Form 10-K for fiscal 2001, filed with the Securities and Exchange Commission on November 29, 2001 (File No. 001-08827).

     2. Our report on Form 8-K, filed with the Securities and Exchange Commission on December 10, 2001 (File No. 001-8827).

     3. The descriptions of the Company's share capital contained in the Registrant's Registration Statements on Form 8-A filed with the Commission under Section 12(g) and Section 12(b) of the Exchange Act on November 15, 2001 and on December 5, 2001, respectively, (File No. 000-33349 and File No. 001-16807), including any amendment or report filed for the purpose of updating such descriptions.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The shares of Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Common Stock (the Class A-1, Class A-2 and Class A-3 Common Stock and the Class B-1, Class B-2 and Class B-3 Common Stock shall hereinafter collectively be referred to as the "Common Stock") and the right to purchase one share of Series C Preferred Stock associated with each share of Common Stock are registered under Section 12(g) of the Exchange Act. The shares of Class B Common Stock and the right to purchase one share of Series C Preferred Stock associated with each share of Class B Common Stock are registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

         .    for breach of duty of loyalty;

         . for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

         . under Section 174 of the Delaware General Corporation Law (unlawful dividends); or

         . for transactions from which the director derived improper personal benefit.

         The certificate of incorporation of the Registrant provides that the Registrant must indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law. The Registrant is also expressly authorized to carry directors' and officers' insurance providing indemnification for its directors, officers and certain employees for some liabilities. The Registrant believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits

         10.1    Combined Stock Ownership Plan for Employees
         23.1    Consent of Arthur Andersen LLP
         23.2    Consent of Arther Andersen LLP

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

(a) (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 17, 2001.

                                       ARAMARK Corporation

                                       By___________________________________
                                         Name: L. Frederick Sutherland
                                         Title: Executive Vice President, Chief
                                                Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below hereby appoints Joseph Neubauer, L. Frederick Sutherland, Bart J. Colli and Donald S. Morton, and each of them, as his true and lawful agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to the within registration statement, including post-effective amendments, and to sign any and all registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective No. 1 to the registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.



            Name                             Title                     Date
            ----                             -----                     ----
/s/ Joseph Neubauer
______________________________      Chairman and Director            December 17, 2001
       Joseph Neubauer               (Principal Executive Officer)

/s/ L. Frederick Sutherland
______________________________      Executive Vice President,        December 17, 2001
   L. Frederick Sutherland           Chief Financial Officer
                                     (Principal Financial Officer)

/s/ John M. Lafferty
______________________________      Senior Vice President,           December 17, 2001
       John M. Lafferty              Controller and Chief
                                     Accounting Officer (Principal
                                     Accounting Officer)

/s/ Lawrence T. Babbio, Jr.
______________________________      Director                         December 17, 2001
   Lawrence T. Babbio, Jr.



            Name                               Title                  Date
            ----                               -----                  ----

/s/ Patricia C. Barron
__________________________________      Director                   December 17, 2001
      Patricia C. Barron

/s/ Robert J. Callander
__________________________________      Director                   December 17, 2001
     Robert J. Callander

/s/ Leonard S. Coleman, Jr.
__________________________________      Director                   December 17, 2001
   Leonard S. Coleman, Jr.

/s/ Ronald R. Davenport
__________________________________      Director                   December 17, 2001
     Ronald R. Davenport

/s/ Edward G. Jordan
__________________________________      Director                   December 17, 2001
       Edward G. Jordan

/s/ Thomas H. Kean
__________________________________      Director                   December 17, 2001
        Thomas H. Kean

/s/ James E. Ksansnak
__________________________________      Director                   December 17, 2001
      James E. Ksansnak

/s/ James E. Preston
__________________________________      Director                   December 17, 2001
       James E. Preston

/s/ Karl M. von der Heyden
__________________________________      Director                   December 17, 2001
    Karl M. von der Heyden


                                INDEX TO EXHIBITS

     Exhibit
     Number                             Description

     10.1               Combined Stock Ownership Plan for Employees

     23.1               Consent of Arthur Andersen LLP

     23.2               Consent of Arthur Andersen LLP